Filed Pursuant to Rule 424(b)(1)
Registration No. 333-174629

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 31, 2011

4,000,000 Shares
Common Stock
$7.00 per Share

We are offering 3,000,000 shares of our common stock. In addition, certain members of our management team and board of directors are offering 1,000,000 shares of our common stock. Our common stock is listed on the NYSE Amex under the symbol “PTX.”

On July 20, 2011, the last reported sale price of our common stock on the NYSE Amex was $9.00 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

	Per Share	Total
Public Offering Price	$7.00	$28,000,000
Underwriting Discounts and Commissions	$0.42	$1,680,000
Proceeds to Us (Before Expenses)	$6.58	$19,740,000
Proceeds to Selling Stockholders (Before Expenses)	$6.58	$6,580,000

Delivery of the shares of common stock is expected to be made on or about July 27, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager
Stifel Nicolaus Weisel

Needham & Company, LLC	Duncan-Williams, Inc.

Prospectus Supplement dated July 21, 2011.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock by us and the selling stockholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 31, 2011, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless we have indicated otherwise or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “Pernix,” “the Company,” “we,” “us” and “our” or similar terms refer to Pernix Therapeutics Holdings, Inc. and its subsidiaries on a consolidated basis.

This prospectus contains our trademarks and trade names.  Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

S-ii

INDUSTRY AND MARKET DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management’s knowledge of and experience in the markets in which we operate and information obtained from our internal surveys, market research, publicly available information and industry publications. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the imprecise methods by which we and others accumulated some of the data or because this information cannot always be verified due to the limits on the availability and reliability of the raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making a decision to invest in shares of our common stock.

Overview

Pernix Therapeutics Holdings, Inc., or Pernix, is a specialty pharmaceutical company focused on the sales, marketing and development of branded and generic pharmaceutical products primarily for the pediatric market. Our pediatric products, designed to improve the health and well-being of children, are focused in the specific areas of (i) allergy, (ii) upper respiratory, including nasal and chest congestion and cough, (iii) antibiotics and (iv) dermatology, including head lice, poison ivy and contact dermatitis. We promote our products through our sales and marketing organization with over 50 sales representatives, primarily in highly populated states, targeting pediatric and high-prescribing physicians that are in the top decile of physicians that prescribe our products. Our current operating plan focuses on maximizing sales of our existing product portfolio. In addition, we plan to accelerate growth by launching new products, line extensions, new formulations and by acquiring and licensing approved products.

Our principal promoted product families include: ALDEX, BROVEX, CEDAX, PEDIATEX and ZEMA-PAK. In addition, we have acquired co-promotion rights to NATROBA™ (spinosad) Topical Suspension, 0.9% ("NATROBA"), which received FDA approval for the treatment of head lice in January 2011. We have also entered into a joint venture for the development of Theobromine, a first-in-class treatment for cough. In addition, we develop and launch generic and authorized generic products through Macoven Pharmaceuticals, LLC, or Macoven, our wholly-owned subsidiary.

Since inception, Pernix has engaged in a number of acquisitions and license agreements to expand its product offerings.  In 2009, Pernix entered into an asset purchase agreement with DaySpring Pharma, LLC, or DaySpring, for all rights related to the BROVEX product line. In 2010, Pernix entered into an asset purchase agreement with Shionogi Pharma, Inc., or Shionogi, for all assets and rights related to CEDAX.   Pernix also acquired from Kiel Laboratories, Inc., or Kiel, all assets related to its TCT control delivery technology, which is used in PEDIATEX and ALDEX.  Pernix also acquired several products through its acquisition of 100% of the membership interest in Macoven in September 2010.  Pernix also purchased the remaining 50% ownership interest in Gaine, Inc., the owner of the U.S. Theobromine patent. Also in 2010, we entered into a co-promotion agreement with ParaPRO LLC, or ParaPRO, for NATROBA. Finally, in December 2010, we entered into a new joint venture with SEEK, a United Kingdom drug-discovery group, for the development of Theobromine.

Products and Product Candidates We promote our products through our own direct sales force. The table below provides information on our current promoted product portfolio:
Marketed Product Family	Primary Indication	Rights	Launched by Pernix

ALDEX	Allergies, congestion and cough	Pernix	Q3:2006

BROVEX	Allergies, congestion and cough	Pernix	Q2:2009

CEDAX	Bronchitis, ear and throat infections	Pernix	Q2:2010

NATROBA	Topical treatment of head lice	Pernix, ParaPRO	Q3:2011 (anticipated)

PEDIATEX	Allergies and congestion	Pernix	Q3:2008

ZEMA-PAK	Dermatological disease	Pernix	Q2:2010

ALDEX: ALDEX is a line of antihistamines, decongestants and cough suppressants that are indicated for the temporary relief of respiratory allergies, allergic rhinitis and symptoms of the common cold. We launched the ALDEX product line in the third quarter of 2006. Our ALDEX product line is marketed in a variety of formulations and combinations using different drug-delivery methodologies to target specific segments of the antihistamine, decongestant and cough suppressant markets.

BROVEX: The BROVEX line is a line of antihistamine combinations with the API brompheniramine maleate, part of the first generation class of antihistamines called alkylamines that are indicated for the temporary relief of sneezing, itchy, watery eyes, itchy nose or throat, and runny nose due to hay fever or other respiratory allergies. We acquired the BROVEX product line from DaySpring and launched it in the second quarter of 2009. Our BROVEX product line is marketed in a variety of formulations and combinations to target specific segments of the antihistamine market.

CEDAX: CEDAX is a third generation oral cephalosporin indicated for the treatment of mild to moderate acute bacterial exacerbations of chronic bronchitis, middle ear infection due to haemophilus influenza or streptococcus pyogenes. We acquired the CEDAX product line from Shionogi in the first half of 2010. We launched our CEDAX product line in the second quarter of 2010, targeting pediatricians. We sell a variety of dosages utilizing both capsule and oral suspension drug delivery methodologies, and in January 2011, launched our new 180mg formulation.

NATROBA: Natroba Topical Suspension is a prescription medicine used to treat head lice (pediculosis capitis) in adults and children 4 years of age and older. NATROBA contains the active ingredient spinosad, which is derived from a naturally occurring soil bacterium. NATROBA received FDA approval for use in patients ages 4 and up in January 2011. We entered into a co-promotion agreement with ParaPRO for NATROBA in 2010.

PEDIATEX: Currently the only product that we market and sell in our PEDIATEX line is PEDIATEX TD. PEDIATEX TD is an antihistamine/nasal decongestant combination liquid for oral administration. Each 1mL dose contains the API Tripolidine HC1 and Pseudoephedrine HC1. Tripolidine HC1 is a first generation antihistamine in the alkylamine class. Pseudoephedrine, a decongestant, is a sympathomimetic, which acts predominantly on alpha-adrenergic receptors in the mucosa of the respiratory tract, producing vasoconstriction and having minimal effect on beta-receptors. It therefore functions as an oral nasal decongestant with minimal central nervous system stimulation. This decongestant also increases sinus drainage and secretions. PEDIATEX TD is indicated for the relief of runny nose, sneezing, itching of nose and throat, itchy, watery eyes due to hay fever or other respiratory allergies. We launched PEDIATEX TD in August 2008, and are evaluating opportunities to expand our PEDIATEX line in 2011.

ZEMA-PAK: ZEMA-PAK is an oral corticosteroid tablet used for the treatment of dermatological diseases including poison ivy, allergic states and contact dermatitis. ZEMA-PAK helps diversify our product mix from winter season cough and cold products. Currently, ZEMA-PAK is marketed in recommended dosage ranges of 6-day, 10-day and 13-day packs. We acquired the rights to market ZEMA-PAK in the second quarter of 2010, through a co-promotion agreement with Macoven.  ZEMA-PAK was initially launched by Macoven in the fourth quarter of 2009.

We are working on several product candidates.  Of these product candidates, we believe the largest market opportunity exists for Theobromine, a first-in-class, non-codeine and non-opiod treatment for cough.

Theobromine:  Theobromine is an alkaloid naturally present in dark chocolate and is an existing human metabolite of caffeine. Based on a review of available data, we believe Theobromine has been shown to inhibit the inappropriate firing of the vagus nerve which is a key feature of persistent cough. We believe Theobromine presents the potential to address the need for a safer and more effective non-opioid treatment for persistent cough.

Recent Developments

ParaPRO Co-Promotion: On January 12, 2011, we announced the execution of an exclusive co-promotion agreement with ParaPRO LLC for NATROBA, a medication to treat head lice (pediculosis capitis) in humans. After approval by the FDA on January 19, 2011, we will exclusively co-promote Natroba with ParaPRO using with a combined sales force in the United States. NATROBA is expected to be launched in the summer of 2011.

SEEK Joint Venture / Theobromine Collaboration:  We entered into a joint venture with SEEK in December 2010 for the development of Theobromine.  Pernix and SEEK may fully develop Theobromine globally, license the product, sell the development and market rights to another company, or co-develop or co-promote the product.  On March 24, 2011 the joint venture announced the appointment of JP Morgan Cassenove as financial advisor in connection with an auction of the Theobromine assets. Following consultation with a European regulatory authority, the new venture will conduct a single pivotal Phase III trial of BC1036, which is expected to begin in the second half of 2011. We are in ongoing discussions with the FDA to determine the clinical trial program and regulatory requirements in the U.S. In addition, Pernix has the exclusive pediatric promotion rights in the U.S. to the extent we fund the development and clinical trial program for such Theobromine products. We continue to explore all strategic alternatives available with respect to the Theobromine assets, and continue to fund the development of these product candidates through our joint venture with SEEK.  Our decision to sell or otherwise transfer the Theobromine assets in an auction will depend on the terms of any offers we may receive.  We make no guarantee that we will receive any offers in an auction of these assets, or that such offers will be made on terms acceptable to us.

Our Business Strategy

Our objective is to be a leader in developing, marketing and selling pharmaceutical products in the U.S. primarily for pediatric indications and potentially for additional therapeutic areas. Our strategy to achieve this objective includes the following elements:

Leveraging our focused sales and marketing organization:  We have built an effective sales and marketing organization that targets pediatric and high-prescribing physicians. We believe the concentration of high volume prescribers in our target markets enables us to effectively promote our products with a smaller and more focused sales and marketing organization than would be required for other markets. We intend to acquire or in-license products and late-stage product development candidates and to develop products that will leverage the capacity of our sales and marketing organization as well as the relationships we have established with our target physicians.  Further, we believe fixed costs from our field sales personnel are significantly less per representative than those incurred by larger more established pharmaceutical companies due to our higher ratio of incentive based compensation. This aligns representative pay to their territorial performance, provides upside commission potential and attracts top sales performers.

Acquiring or in-licensing approved pharmaceuticals:  We have historically grown our business by acquiring or in-licensing rights to market and sell prescription and over-the-counter, or OTC, pharmaceuticals and we intend to continue to grow in this manner. We are particularly focused on products that are prescribed by pediatricians and that are under-promoted by large pharmaceutical companies. We believe that the revenue threshold for products that large pharmaceutical companies can promote effectively is increasing,  potentially creating attractive opportunities for us to acquire additional products, especially in pediatrics where the market sizes are smaller. We are actively pursuing the acquisition of rights to market and sell additional products which, if successful, may require the use of substantial capital resources.

Acquiring or in-licensing late-stage product development candidates:  We also selectively seek to acquire or in-license late-stage product development candidates. We are focused on product development candidates that are ready for or have already entered Phase III clinical trials and should therefore present less development risk than product candidates at an earlier stage of development. We focus on product development candidates that would be prescribed by our target physicians, especially in pediatrics. We believe that our established sales and marketing organization and our sound cash position make us an attractive commercialization partner for many biotechnology and pharmaceutical companies with late-stage product development candidates. We are actively pursuing the acquisition of rights to product development candidates that, if successful, may require the use of substantial capital resources.

Develop and sell generic versions of selected branded products through our Macoven subsidiary:  We intend to continue developing our Macoven subsidiary to diversify our product mix while creating a base business without branding, patent life or sales force detailing.  Our business goals for Macoven include launching authorized generic products for branded pharmaceutical companies including Pernix, developing generic products for patented or niche branded products and developing generic products that have a limited number of alternatives.

Develop Theobromine with our joint venture partner for both prescription and OTC markets:  We are currently evaluating all of our potential opportunities for Theobromine with our joint venture partner, SEEK, a leading drug discovery and development group based in the United Kingdom. Pernix and SEEK may fully develop Theobromine globally, license the product, sell the development and marketing rights to another company, or co-develop or co-promote the product. On March 24, 2011, we announced the appointment of JP Morgan Cassenove as financial advisor in connection with an auction of the Theobromine assets of the joint venture.  The auction is for the global commercialization rights (excluding Korea) of Theobromine. Pivotal phase III trials for Theobromine (BC1036) are scheduled to begin in the European market in the second half of 2011, and a regulatory filing is expected in 2012. We are in ongoing discussions with the FDA to determine the clinical trial program and regulatory requirements in the U.S. In addition, Pernix has exclusive pediatric promotion rights in the U.S. to the extent we fund the development and clinical trial program for such Theobromine products. We continue to explore all strategic alternatives available with respect to the Theobromine assets, and continue to fund the development of these product candidates through our joint venture with SEEK.  Our decision to sell or otherwise transfer the Theobromine assets in an auction will depend on the terms of any offers we may receive.  We make no guarantee that we will receive any offers in an auction of these assets, or that such offers will be made on terms acceptable to us.

Expand into new geographical and therapeutic markets:  We may add additional sales representatives to our sales force in both existing and new geographical markets to bolster our sales and marketing organization. We intend to opportunistically explore additional therapeutic areas which have the same characteristics as the pediatrics market, including areas that are underserved by current pharmaceutical companies, where there is a readily identifiable set of high prescribing physicians for efficient sales force deployment or where we can acquire promotion sensitive products that are currently under-promoted by existing large pharmaceutical companies.

Risks That We Face

Our business is subject to a number of risks that you should understand before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus and include but are not limited to the following:

●             the commercial success of our currently marketed products and any additional products that we successfully commercialize will depend upon the degree of market acceptance by physicians, patients, healthcare payors and others in the medical community;

●             we face competition, which may result in others discovering, developing or commercializing products before or more successfully than us;

●             as our competitors introduce their own generic equivalents of our products, our net revenues from such products are expected to decline;

●             if we are unable to attract, hire and retain qualified sales and management personnel, the commercial opportunity for our products may be diminished;

●             we use third parties to manufacture all of our products and product candidates. This may increase the risk that we will not have sufficient quantities of our products or product candidates or such quantities at an acceptable cost, which could result in development and commercialization of our product candidates being delayed, prevented or impaired;

●             any collaboration arrangements that we enter into may not be successful, which could adversely affect our ability to develop and commercialize our product candidates;

●             we may need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs, commercialization efforts or acquisition strategy;

●             insiders have substantial control over the combined company and could delay or prevent a change in corporate control, including a transaction in which the combined company’s stockholders could sell or exchange their shares for a premium;

●             if the FDA disagrees with our determination that several of our products meet the over-the-counter requirements, those products may be removed from the market;

●             any product for which we obtain marketing approval could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved;

●             our sales depend on payment and reimbursement from third-party payors, and a reduction in the payment rate or reimbursement could result in decreased use or sales of our products;

●             the Food and Drug Administration Amendments Act of 2007 may make it more difficult and costly for us to obtain regulatory approval of our product candidates and to produce, market and distribute our existing products; and

●             our strategy of obtaining, through product acquisitions and in-licenses, rights to products and product candidates for our development pipeline and to proprietary drug delivery and formulation technologies for our life cycle management of current products may not be successful.

Our Corporate Information

Pernix (formerly Golf Trust of America, Inc.) was incorporated in November 1996 as a public REIT.  Pernix is the surviving corporation of a 2010 merger between Pernix Therapeutics, Inc., or PTI, and Golf Trust of America, Inc.  Our principal executive offices are located at 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380, and our telephone number is (832) 934-1825. As of June 30, 2011, we had 77 employees. Our website address is www.pernixtx.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING
Common stock offered by us	3,000,000 shares
Common stock offered by selling stockholders	1,000,000 shares
Common stock to be outstanding after this offering	25,705,730 shares
Use of Proceeds
We estimate that the net proceeds from our sale of shares of common stock in this offering will be approximately $19.4 million, after deducting underwriting discounts and commissions and offering expenses payable by us. We will not receive any proceeds from the sale of shares of our common stock by our selling stockholders.

We intend to use the net proceeds to fund future acquisitions and for other general corporate purposes. We have no agreements or commitments with respect to any acquisitions at this time.

Pending the uses described above, we intend to invest the net proceeds of this offering in short- to medium-term, investment-grade, interest-bearing securities, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

Symbol on the NYSE Amex	“PTX”
The number of shares of our common stock to be outstanding after this offering is based on 22,705,730 shares outstanding as of June 30, 2011 and excludes:

●            an aggregate of 1,089,000 shares issuable upon the exercise of then outstanding options at a weighted average exercise price of $4.09 per share; and

●            an aggregate of 3,817,787 shares reserved for issuance under our stock plans.

RISK FACTORS

You should carefully consider the risks described below, as well as those in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein, before making a decision to buy our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock. You should also refer to the other information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, including our financial statements and the related notes.

Risks Related to Commercialization

The commercial success of our currently marketed products and any additional products that we successfully commercialize will depend upon the degree of market acceptance by physicians, patients, healthcare payors and others in the medical community.

Any products that we bring to the market may not gain market acceptance by physicians, patients, healthcare payors and others in the medical community. If our products do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not be profitable. The degree of market acceptance of our products depends on a number of factors, including:

●	the prevalence and severity of any side effect;

●	the efficacy and potential advantages over the alternative treatments;

●	the ability to offer our products for sale at competitive prices, including in relation to any generic products;

●	relative convenience and ease of administration;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of marketing and distribution support; and

●	sufficient third party coverage or reimbursement.

We face competition, which may result in others discovering, developing or commercializing products before or more successfully than us.

The development and commercialization of drugs is highly competitive. We face competition with respect to our currently marketed products and any products that we may seek to develop or commercialize in the future. Our competitors include major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies and other private and public research organizations that seek patent protection and establish collaborative arrangements for development, manufacturing and commercialization. We face significant competition for our currently marketed products. Some of our currently marketed products do not have patent protection and in most cases face generic competition. All of our products face significant price competition from a range of branded and generic products for the same therapeutic indications.

Some or all of our product candidates, if approved, may face competition from other branded and generic drugs approved for the same therapeutic indications, approved drugs used off label for such indications and novel drugs in clinical development. For example, our product candidates may not demonstrate sufficient additional clinical benefits to physicians to justify a higher price compared to other lower cost products within the same therapeutic class. Notwithstanding the fact that we may devote substantial amounts of our resources to bringing product candidates to market, our commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are more effective, safer, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop and/or commercialize.

Our patent rights will not protect our products and product candidates if competitors devise ways of making products that compete with us without legally infringing our patent rights.

The Federal Food, Drug, and Cosmetic Act (“FDCA”) and FDA regulations and policies provide certain exclusivity incentives to manufacturers to create modified, non-infringing versions of a drug in order to facilitate the approval of abbreviated new drug applications (“ANDAs”) for generic substitutes. These same types of exclusivity incentives encourage manufacturers to submit new drug applications (“NDAs”) that rely, in part, on literature and clinical data not prepared for or by such manufacturers. Manufacturers might only be required to conduct a relatively inexpensive study to show that their product has the same API, dosage form, strength, route of administration and conditions of use or labeling as our product and that the generic product is absorbed in the body at the same rate and to the same extent as our product, a comparison known as bioequivalence. Such products would be significantly less costly than certain of our products to bring to market and could lead to the existence of multiple lower-priced competitive products, which would substantially limit our ability to obtain a return on the investments we have made in those products. Our competitors also may obtain FDA or other regulatory approval for their product candidates more rapidly than we may obtain approval for our product candidates.

Products in our portfolio that do not have patent protection are potentially at risk for generic competition. We utilize our generic subsidiary, Macoven, to attempt to retain market share from other generic competitors for these products. Additionally, products we sell through our collaborative or co-promotion arrangements may also face competition in the marketplace.

Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in marketing and sales, research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products and thus may be better equipped than us to discover, develop, manufacture and commercialize products. These competitors also compete with us in recruiting and retaining qualified management personnel, and acquiring technologies. Many of our competitors have collaborative arrangements in our target markets with leading companies and research institutions. In many cases, products that compete with our products have already received regulatory approval or are in late-stage development, have well known brand names, are distributed by large pharmaceutical companies with substantial resources and have achieved widespread acceptance among physicians and patients. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.

We will face competition based on the safety and effectiveness of our products, the timing and scope of regulatory approvals, the availability and cost of supply, marketing and sales capabilities, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective, safer or more affordable products, or products with more effective patent protection, than our products. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, our revenue and profit from existing products and anticipated revenue and profit from product candidates. If our products or product candidates are rendered noncompetitive, we may not be able to recover the expenses of developing and commercializing those products or product candidates.

As our competitors introduce their own generic equivalents of our products, our net revenues from such products are expected to decline.

Product sales of generic pharmaceutical products often follow a particular pattern over time based on regulatory and competitive factors. The first company to introduce a generic equivalent of a branded product is often able to capture a substantial share of the market. However, as other companies introduce competing generic products, the first entrant’s market share, and the price of its generic product, will typically decline. The extent of the decline generally depends on several factors, including the number of competitors, the price of the branded product and the pricing strategy of the new competitors.

For example, in the generic drug industry, when a company is the first to introduce a generic drug, the pricing of the generic drug is typically set based on a discount from the published price of the equivalent branded product. Other generic manufacturers may enter the market and, as a result, the price of the drug may decline significantly. In such event, we may in our discretion provide our customers a credit with respect to the customers’ remaining inventory for the difference between our new price and the price at which we originally sold the product to our customers. There are circumstances under which we may, as a matter of business strategy, not provide price adjustments to certain customers and, consequently, we may lose future sales to competitors.

To combat the adverse impact of the introduction of generic equivalents of our products, we develop and commercialize generic versions of many of our own branded products through our wholly-owned subsidiary Macoven.

Negative publicity regarding any of our products or product candidates could delay or impair our ability to market any such product, delay or prevent approval of any such product candidate and may require us to spend time and money to address these issues.

If any of our products or any similar products distributed by other companies prove to be, or are asserted to be, harmful to consumers, our ability to successfully market and sell our products could be impaired. Because of our dependence on patient and physician perceptions, any adverse publicity associated with illness or other adverse effects resulting from the use or misuse of our products or any similar products distributed by other companies could limit the commercial potential of our products and expose us to potential liabilities.

If we are unable to attract, hire and retain qualified sales and management personnel, the commercial opportunity for our products may be diminished.

As of June 30, 2011, our sales force consists of over 50 full-time sales representatives. We may not be able to attract, hire, train and retain qualified sales and sales management personnel. If we are not successful in our efforts to maintain a qualified sales force, our ability to independently market and promote our products may be impaired. In such an event, we would likely need to establish a collaboration, co-promotion, distribution or other similar arrangement to market and sell such products. However, we might not be able to enter into such an arrangement on favorable terms, if at all. Even if we are able to effectively maintain a qualified sales force, our sales force may not be successful in commercializing our products.

A failure to maintain optimal inventory levels to meet commercial demand for our products could harm our reputation and subject us to financial losses.

Our ability to maintain optimal inventory levels to meet commercial demand depends on the performance of third-party contract manufacturers. Certain of our products, including PEDIATEX TD, BROVEX PSE, BROVEX PSE DM, BROVEX PSB, and BROVEX PSB DM and their generic equivalents contain controlled substances, which are regulated by the DEA under the Controlled Substances Act. DEA quota requirements limit the amount of controlled substance drug products a manufacturer can manufacture and the amount of API it can use to manufacture those products. In some instances, third-party manufacturers have encountered difficulties obtaining raw materials needed to manufacture our products as a result of DEA regulations and because of the limited number of suppliers of pseudoephedrine, an active ingredient in several of our products. If our manufacturers are unsuccessful in obtaining quotas, if we are unable to manufacture and release inventory on a timely and consistent basis, if we fail to maintain an adequate level of product inventory, if inventory is destroyed or damaged or if our inventory reaches its expiration date, patients might not have access to our products, our reputation and our brands could be harmed and physicians may be less likely to prescribe our products in the future, each of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we or our manufacturers fail to comply with regulatory requirements for our controlled substance products the DEA may take regulatory actions detrimental to our business, resulting in temporary or permanent interruption of distribution, withdrawal of products from the market or other penalties.

We, our manufacturers and certain of our products including PEDIATEX TD, BROVEX PSE, BROVEX PSE DM, BROVEX PSB and BROVEX PSB-DM, are subject to the Controlled Substances Act and DEA regulations thereunder. Accordingly, we and our contract manufacturers must adhere to a number of requirements with respect to our controlled substance products including registration, recordkeeping and reporting requirements; labeling and packaging requirements; security controls, procurement and manufacturing quotas; and certain restrictions on refills. Failure to maintain compliance with applicable requirements can result in enforcement action that could have a material adverse effect on our business, financial condition, results of operations and cash flows. The DEA may seek civil penalties, refuse to renew necessary registrations or initiate proceedings to revoke those registrations. In certain circumstances, violations could result in criminal proceedings.

Product liability lawsuits against us could cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the sale of our currently marketed products and any other products that we successfully develop or commercialize. If we cannot successfully defend ourselves against claims that our products or product candidates caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	decreased demand for our products or any products that we may develop;

●	injury to reputation;

●	withdrawal of client trial participants;

●	withdrawal of a product from the market;

●	costs to defend the related litigation;

●	substantial monetary awards to trial participants or patients;

●	diversion of management time and attention;

●	loss of revenue; and

●	the inability to commercialize any products that we may develop.

The amount of insurance that we currently hold may not be adequate to cover all liabilities that we may incur. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost and we may not be able to obtain insurance coverage that will be adequate to satisfy any liability that may arise.

Seasonality may cause fluctuations in our financial results.

We generally experience some effects of seasonality due to increases in demand for cough and cold products during the winter season. Accordingly, sales of cough and cold products and associated revenue have generally increased at a higher rate during the winter season. In the future this seasonality may cause fluctuations in our financial results. In addition, other seasonality trends may develop and the existing seasonality that we experience may change.

Risks Related to Our Dependence on Third Parties

We use third parties to manufacture all of our products and product candidates. This may increase the risk that we will not have sufficient quantities of our products or product candidates or such quantities at an acceptable cost, which could result in development and commercialization of our product candidates being delayed, prevented or impaired.

We do not own or operate, and do not currently have plans to establish, any manufacturing facilities for our products or product candidates. We have limited personnel with experience in drug manufacturing and we lack the resources and the capabilities to manufacture any of our products or product candidates on a clinical or commercial scale.

We currently rely, and expect to continue to rely, on third parties for the supply of the active pharmaceutical ingredients in our products and product candidates, and the manufacture of the finished forms of these drugs and packaging. The current manufacturers of our products and product candidates are, and any future third party manufacturers that we enter into arrangements with will likely be, our sole suppliers of our products and product candidates for a significant period of time. These manufacturers are commonly referred to as single source suppliers. Some of our manufacturing arrangements may be terminated at-will by either party without penalty.

If any of these manufacturers should become unavailable to us for any reason, we may be unable to conclude arrangements with replacements on favorable terms, if at all, and may be delayed in identifying and qualifying such replacements. In any event, identifying and qualifying a new third party manufacturer could involve significant costs associated with the transfer of the active pharmaceutical ingredient or finished product manufacturing process. A change in manufacturer generally requires formal approval by the FDA before the new manufacturer may produce commercial supplies of our FDA approved products. This approval process can take a lengthy period of time and, during that time, we may face a shortage of supply of our products.

Reliance on third party manufacturers entails risks to which we would not be subject if we manufactured products or product candidates ourselves, including:

●	reliance on third party for regulatory compliance and quality assurance;

●	the possible breach of the manufacturing arrangement by the third party because of factors beyond our control; and

●	the possible termination or nonrenewal of the manufacturing relationship by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

Our products and product candidates may compete with other products and product candidates for access to manufacturing facilities. There are a limited number of manufacturers that operate under current good manufacturing practice, or cGMP, regulations and that are both capable of manufacturing for us and willing to do so. If the third parties that we engage to manufacture a product for commercial sale or for clinical trials should cease to continue to do so for any reason, we likely would experience delays in obtaining sufficient quantities of our products for us to meet commercial demand or in advancing clinical trials while we identify and qualify replacement suppliers. If for any reason we are not able to obtain adequate supplies of our product candidates or the drug substances used to manufacture them, it will be more difficult for us to develop our product candidates and compete effectively.

We also import the API for substantially all of our products from third parties that manufacture such items outside the United States, and we expect to do so from outside the United States in the future. This may give rise to difficulties in obtaining API in a timely manner as a result of, among other things, regulatory agency import inspections, incomplete or inaccurate import documentation or defective packaging. For example, in January 2009, the FDA released draft guidance on Good Importer Practices, which, if adopted, will impose additional requirements on us with respect to oversight of our third-party manufacturers outside the United States. The FDA has stated that it will inspect 100% of API that is imported into the United States. If the FDA requires additional documentation from third-party manufacturers relating to the safety or intended use of the API, the importation of the API could be delayed. While in transit from outside the United States or while stored with our third-party logistics provider, DDN, our API could be lost or suffer damage, which would render such items unusable. We have attempted to take appropriate risk mitigation steps and to obtain transit or casualty insurance. However, depending upon when the loss or damage occurs, we may have limited recourse for recovery against our manufacturers or insurers. As a result, our financial performance could be impacted by any such loss or damage.

Our current and anticipated future dependence upon others for the manufacture of our products and product candidates may adversely affect our profit margins and our ability to develop and commercialize products and product candidates on a timely and competitive basis.

We rely on our third party manufacturers for compliance with applicable regulatory requirements. This may increase the risk of sanctions being imposed on us or on a manufacturer of our products or product candidates, which could result in our inability to obtain sufficient quantities of these products or product candidates.

Our manufacturers may not be able to comply with cGMP regulations or other regulatory requirements or similar regulatory requirements outside the United States. DEA regulations also govern facilities where controlled substances are manufactured. Our manufacturers are subject to DEA registration requirements and unannounced inspections by the FDA, the DEA, state regulators and similar regulators outside the United States. Our failure, or the failure of our third party manufacturers, to comply with applicable requirements could result in sanctions being imposed on us, including:

●	fines;

●	injunctions;

●	civil penalties;

●	failure of regulatory authorities to grant marketing approval of our product candidates;

●	FDA regulatory action against any currently marketed products or products in development;

●	delays, suspension or withdrawal of approvals;

●	suspension of manufacturing operations;

●	DEA registration revocation;

●	seizures or recalls of products or product candidates;

●	operating restrictions; and

●	criminal prosecutions.

Any of these sanctions could significantly and adversely affect supplies of our products and product candidates, our business and our financial condition. If the safety of any of our product candidates is compromised due to failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for such product candidate or successfully commercialize such product candidate, and we may be held liable for any injuries sustained as a result. Any of these factors could cause a delay in clinical developments, regulatory submissions, approvals or commercialization of our product candidates. Furthermore, if we fail to obtain the required commercial quantities on a timely basis and at commercially reasonable prices, we may be unable to meet demand for our products and product candidates, if approved, and would lose potential revenues.

We intend to rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet established deadlines for the completion of such trials.

We do not intend to independently conduct clinical trials for our product candidates. We will rely on third parties, such as contract research organizations, clinical data management organizations, medical institutions and clinical investigators to perform this function. Our reliance on these third parties for clinical development activities reduces our control over these activities. We are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. We do not have experience conducting clinical trials or complying with these requirements. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

The concentration of our product sales to only a few wholesale distributors increases the risk that we will not be able to effectively distribute our products if we need to replace any of these customers, which would cause our sales to decline.

The majority of our sales are to a small number of pharmaceutical wholesale distributors, which in turn sell our products primarily to retail pharmacies, which ultimately dispense our products to the end consumers. In 2010, Cardinal Health accounted for 43% of our total gross sales, McKesson Corporation accounted for 29% of our total gross sales and Morris & Dickson accounted for 13% of our total gross sales.

If any of these customers cease doing business with us or materially reduce the amount of product they purchase from us and we cannot conclude agreements with replacement wholesale distributors on commercially reasonable terms, we might not be able to effectively distribute our products through retail pharmacies. The possibility of this occurring is exacerbated by the recent significant consolidation in the wholesale drug distribution industry, including through mergers and acquisitions among wholesale distributors and the growth of large retail drugstore chains. As a result, a small number of large wholesale distributors control a significant share of the market.

Any collaboration arrangements that we enter into may not be successful, which could adversely affect our ability to develop and commercialize our product candidates.

We enter into collaboration arrangements from time to time on a selective basis. Our collaborations may not be successful. The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations.

Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision making authority.

Collaborations with pharmaceutical companies and other third parties often are terminated or allowed to expire by the other party. Any such termination or expiration could adversely affect us financially and could harm our business reputation.

Our business could suffer as a result of a failure to manage and maintain our distribution network.

We rely on third parties to distribute our products. We have contracted with DDN/Obergfel, LLC, or DDN, for the distribution of our products to wholesalers, retail drug stores, mass merchandisers and grocery stores in the United States.

This distribution network requires significant coordination with our supply chain, sales and marketing and finance organizations. Failure to maintain our contract with DDN, or the inability or failure of DDN to adequately perform as agreed under its contract with us, could negatively impact us. If we were unable to replace DDN or bring our warehouse functions in-house in a timely manner in the event of a natural disaster, failure to meet FDA and other regulatory requirements, business failure, strike or any other difficulty affecting DDN, the distribution of our products could be delayed or interrupted, which would damage our results of operations and market position. Failure to coordinate financial systems could also negatively impact our ability to accurately report and forecast product sales and fulfill our regulatory obligations. If we are unable to effectively manage and maintain our distribution network, sales of our products could be severely compromised and our business could be harmed.

We depend on the distribution abilities of our wholesale customers to ensure that our products are effectively distributed through the supply chain. If there are any interruptions in our customers’ ability to distribute products through their distribution centers, our products may not be effectively distributed, which could cause confusion and frustration among pharmacists and lead to product substitution. For example, in the first quarter of 2008, several Cardinal Health distribution centers were placed on probation by the DEA and were prohibited from distributing controlled substances. Although Cardinal Health had a plan in place to re-route all orders to the next closest distribution center for fulfillment, system inefficiency resulted in a failure to effectively distribute our products to all areas.

Risks Related to Intellectual Property

If we are unable to obtain and maintain protection for the intellectual property relating to our technology and products, the value of our technology and products will be adversely affected.

Our success will depend in part on our ability to obtain and maintain protection for the intellectual property covering or incorporated into our technology and products. The patent situation in the field of pharmaceuticals is highly uncertain and involves complex legal and scientific questions. We rely upon patents, trade secret laws and confidentiality agreements to protect our technology and products. We may not be able to obtain additional patent rights relating to our technology or products and pending patent applications to which we have rights may not issue as patents or if issued, may not issue in a form that will be advantageous to us. Even if issued, any patents issued to us or licensed to us may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for our products. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States and many other jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in the scientific literature often lag behind actual discoveries, neither we nor our licensors can be certain that we or they were the first to make the inventions claimed in our or their issued patents or pending patent applications, or that we or they were the first to file for protection of the inventions set forth in these patent applications. If a third party has also filed a U.S. patent application covering our product candidates or a similar invention, we may have to participate in an adversarial proceeding, known as an interference, declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial and it is possible that our efforts could be unsuccessful, resulting in a loss of our U.S. patent position. In addition, patents generally expire, regardless of the date of issue, 20 years from the earliest non-provisional effective U.S. filing date.

Some of our products do not have patent protection and in some cases face generic competition. For a description of our patent protection, see the “Intellectual Property ” section of Part I, Item 1. – “Description of Business” of our Annual Report on Form 10-K for the year ended December 31, 2010.

Our collaborators and licensors may not adequately protect our intellectual property rights. These third parties may have the first right to maintain or defend our intellectual property rights and, although we may have the right to assume the maintenance and defense of our intellectual property rights if these third parties do not, our ability to maintain and defend our intellectual property rights may be comprised by the acts or omissions of these third parties.

Trademark protection of our products may not provide us with a meaningful competitive advantage.

We use trademarks on most of our currently marketed products and believe that having distinctive marks is an important factor in marketing those products, particularly ALDEX, BROVEX, CEDAX and PEDIATEX. Distinctive marks may also be important for any additional products that we successfully develop and commercially market. However, we generally do not expect our marks to provide a meaningful competitive advantage over other branded or generic products. We believe that efficacy, safety, convenience, price, the level of generic competition and the availability of reimbursement from government and other third party payors are and are likely to continue to be more important factors in the commercial success of our products. For example, physicians and patients may not readily associate our trademark with the applicable product or active pharmaceutical ingredient. In addition, prescriptions written for a branded product are typically filled with the generic version at the pharmacy, resulting in a significant loss in sales of the branded product, including for indications for which the generic version has not been approved for marketing by the FDA. Competitors also may use marks or names that are similar to our trademarks. If we initiate legal proceedings to seek to protect our trademarks, the costs of these proceedings could be substantial and it is possible that our efforts could be unsuccessful.

If we fail to comply with our obligations in our intellectual property licenses with third parties, we could lose license rights that are important to our business.

We have acquired rights to products and product candidates under license agreements with third parties and expect to enter into additional licenses in the future.

Our existing licenses impose, and we expect that future licenses will impose, various development and commercialization, purchase commitment, royalty, sublicensing, patent protection and maintenance, insurance and other obligations on us. If we fail to comply with these obligations or otherwise breach the license agreement, the licensor may have the right to terminate the license in whole, terminate the exclusive nature of the license or bring a claim against us for damages. Any such termination or claim could prevent or impede our ability to market any product that is covered by the licensed patents. Even if we contest any such termination or claim and are ultimately successful, our results of operations and stock price could suffer. In addition, upon any termination of a license agreement, we may be required to license to the licensor any related intellectual property that we developed.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely upon unpatented proprietary technology, processes and know-how. We seek to protect our unpatented proprietary information in part by confidentiality agreements with our employees, consultants and third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by consultants, third parties, vendors or former or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property will be adequate. In addition, the laws of many foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. To the extent that our intellectual property protection is inadequate, we are exposed to a greater risk of direct competition. If our intellectual property is not adequately protected against competitors’ products, our competitive position could be adversely affected, as could our business. We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We require our employees, consultants and third parties to execute appropriate confidentiality and assignment-of-inventions agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties except in specific circumstances and that all inventions arising out of the individual’s relationship with us shall be our exclusive property. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology. If we are unable to protect the confidentiality of our proprietary information and know-how, competitors may be able to use this information to develop products that compete with our products, which could adversely impact our business.

If we infringe or are alleged to infringe intellectual property rights of third parties, it may adversely affect our business.

Our development and commercialization activities, as well as any product candidates or products resulting from these activities, may infringe or be claimed to infringe one or more claims of an issued patent or may fall within the scope of one or more claims in a published patent application that may be subsequently issued and to which we do not hold a license or other rights. Third parties may own or control these patents or patent applications in the United States and abroad. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay development, manufacturing or sales of the product or product candidate that is the subject of the suit.

If any relevant claims of third-party patents are upheld as valid and enforceable in any litigation or administrative proceeding, we or our potential future collaborators could be prevented from practicing the subject matter claimed in such patents, or would be required to obtain licenses from the patent owners of each such patent, or to redesign our products. There can be no assurance that such licenses would be available or, if available, would be available on acceptable terms or that we would be successful in any attempt to redesign our products. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. This could harm our business significantly. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us or our future collaborators from manufacturing and selling our products, which would have a material adverse effect on our business, financial condition and results of operations.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. In addition to infringement claims against us, we may become a party to other patent litigation and other proceedings. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

Many of our employees were previously employed at other pharmaceutical companies, including our competitors or potential competitors. We try to ensure that our employees do not use the proprietary information or know-how of others in their work for us. However, we may be subject to claims that we or these employees have inadvertently or otherwise used or disclosed intellectual property, trade secrets or other proprietary information of any such employee’s former employer. Litigation may be necessary to defend against these claims and, even if we are successful in defending ourselves, could result in substantial costs to us or be distracting to our management. If we fail to defend any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel.

Risks Related to Our Financial Position

We may need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs, commercialization efforts or acquisition strategy.

We make significant investments in our currently-marketed products for sales, marketing, securing commercial quantities of product from our manufacturers, and distribution. In addition, we expect to make significant investments with respect to development, particularly to the extent we conduct clinical trials and seek FDA approval for product candidates. For example, in December 2010, we entered into a joint venture agreement with SEEK, a United Kingdom drug discovery group, to form a joint venture to develop and obtain regulatory approval in Europe and the United States for BC 1036, an antitussive cough suppressant pharmaceutical product utilizing Theobromine as an active ingredient. In connection with our entry into the joint venture, we made an initial capital contribution of approximately $1.5 million, and may contribute additional capital from time to time, to fund development and commercialization efforts. These amounts may be substantial to the extent clinical trials are commenced in the United States.

We have used, and expect to continue to use, revenue from sales of our marketed products to fund a significant portion of our development costs and establishing and expanding our sales and marketing infrastructure. However, we may need substantial additional funding for these purposes and may be unable to raise capital when needed or on attractive terms, which would force us to delay, reduce or eliminate our development programs or commercialization efforts.

As of March 31, 2011, we had approximately $13.0 million of cash and cash equivalents. We believe that our existing cash and cash equivalents and revenue from product sales will be sufficient to enable us to fund our operating expenses and capital expenditure requirements for at least the next 12 months. Our future capital requirements will depend on many factors, including:

●	the level of product sales from our currently marketed products and any additional products that we may market in the future;

●	the scope, progress, results and costs of clinical development activities for our product candidates, particularly BC 1036;

●	the costs, timing and outcome of regulatory review of our product candidates, particularly BC 1036;

●	the number of, and development requirements for, additional product candidates that we pursue;

●	the costs of commercialization activities, including product marketing, sales and distribution;

●	the costs and timing of establishing manufacturing and supply arrangements for clinical and commercial supplies of our product candidates;

●	the extent to which we acquire or invest in products, businesses and technologies;

●	the extent to which we choose to establish collaboration, co-promotion, distribution or other similar arrangements for our products and product candidates; and

●	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims.

To the extent that our capital resources are insufficient to meet our future capital requirements, we will need to finance our cash needs through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing, or corporate collaboration and licensing arrangements, may not be available on acceptable terms, if at all.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us.

If the estimates that we make, or the assumptions upon which we rely, in preparing our financial statements prove inaccurate, our future financial results may vary from expectations.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, stockholders’ equity, revenues and expenses, the amounts of charges accrued by us and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. For example, at the same time we recognize revenues for product sales, we also record an adjustment, or decrease, to revenue for estimated charge backs, rebates, discounts, vouchers and returns, which management determines on a product-by-product basis as its best estimate at the time of sale based on each product’s historical experience adjusted to reflect known changes in the factors that impact such reserves. Actual sales allowances may exceed our estimates for a variety of reasons, including unanticipated competition, regulatory actions or changes in one or more of our contractual relationships. We cannot assure you, therefore, that there may not be material differences between our estimates and the actual results.

If we fail to meet all applicable continued listing requirements of the NYSE Amex and it determines to delist our common stock, the market liquidity and market price of our common stock could decline.

If we fail to meet all applicable listing requirements of NYSE Amex and it determines to delist our common stock, a trading market for our common stock may not be sustained and the market price of our common stock could decline. If a trading market for our common stock is not sustained, it will be difficult for our stockholders to sell shares of our common stock without further depressing the market price of our common stock or at all. A delisting of our common stock also could make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

If significant business or product announcements by us or our competitors cause fluctuations in our stock price, an investment in our stock may suffer a decline in value.

The market price of our common stock may be subject to substantial volatility as a result of announcements by us or other companies in our industry, including our collaborators. Announcements that may subject the price of our common stock to substantial volatility include announcements regarding:

●	our operating results, including the amount and timing of sales of our products;

●	the availability and timely delivery of a sufficient supply of our products;

●	our licensing and collaboration agreements and the products or product candidates that are the subject of those agreements;

●	the results of discoveries, preclinical studies and clinical trials by us or our competitors;

●	the acquisition of technologies, product candidates or products by us or our competitors;

●	the development of new technologies, product candidates or products by us or our competitors;

●	regulatory actions with respect to our product candidates or products or those of our competitors; and

●	significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

Because we acquired Pernix Therapeutics, Inc. by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

On March 9, 2010, Pernix Therapeutics, Inc., or PTI, merged with and into a transitory subsidiary of Golf Trust of America, Inc., with the transitory subsidiary surviving the merger, and became a wholly-owned subsidiary of Pernix. Additional risks to our investors may exist because we acquired PTI through a “reverse merger.” Prior to the merger, security analysts of major brokerage firms did not provide coverage for us. In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about new public businesses, there are many people in the securities industry and business in general who view reverse merger transactions with suspicion. Without brokerage firm and analyst coverage, there may be fewer people aware of the combined company and its business, resulting in fewer potential buyers of our securities, less liquidity, and depressed stock prices for our investors.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We made distributions of approximately $121,000 in 2010 to cover certain 2009 state tax obligations of the shareholders when we were an S-corporation. We did not make any other distributions for the year ended December 31, 2010. While Pernix has the ability to pay dividends from an earnings standpoint, we are currently investing in our promoted product lines and product candidates and do not anticipate paying dividends in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Insiders have substantial control over the combined company and could delay or prevent a change in corporate control, including a transaction in which the combined company’s stockholders could sell or exchange their shares for a premium.

Our directors and executive officers together with their affiliates beneficially own, in the aggregate, approximately 67% of our common stock. As a result, our directors and executive officers, together with their affiliates, if acting together, have the ability to affect the outcome of matters submitted to stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons, acting together, will have the ability to control our management and affairs. Accordingly, this concentration of ownership may harm the value of our common stock by:

●	delaying, deferring or preventing a change in control;

●	impeding a merger, consolidation, takeover or other business combination; or

●	discouraging a potential acquirer from making an acquisition proposal or otherwise attempting to obtain control.

Resales of shares of common stock could materially adversely affect the market price of our common stock.

We issued shares of common stock in the merger to the former stockholders of PTI, representing approximately 84% of the aggregate common stock then outstanding, on a fully diluted basis.

These shares were issued in the merger pursuant to an exemption from the registration requirements of the 1933 Act and are therefore “restricted securities” as defined in Rule 144 under the 1933 Act. In addition to being subject to restrictions on transfer imposed under the securities laws, each former stockholder of PTI entered into a stockholder agreement. In connection with the filing of the registration statement on Form S-3 to which this prospectus supplement forms a part on May 31, 2011, four of the five former stockholders of PTI entered into amended and restated stockholder agreements (which together cover approximately 18.9 million shares), which among other things, restricts the sale or transfer of these shares for specified periods.

We may waive the restrictions on transfer under the stockholder agreements described above, although we currently have no intention to do so. When the restrictions in the stockholder agreements described above lapse and the shares become available for resale, sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, could materially adversely affect the market price of our common stock.

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

●	period-to-period fluctuations in financial results;

●	issues in manufacturing products;

●	unanticipated potential product liability claims;

●	new or increased competition from generics;

●	the introduction of technological innovations or new commercial products by competitors;

●	changes in the availability of reimbursement to the patient from third-party payers for our products;

●	the entry into, or termination of, key agreements, including key strategic alliance agreements;

●	the initiation of litigation to enforce or defend any of our intellectual property rights;

●	the loss of key employees;

●	the results of pre-clinical testing, IND application, and potential clinical trials of some product candidates;

●	regulatory changes;

●	the results and timing of regulatory reviews relating to the approval of product candidates;

●	the results of clinical trials conducted by others on products that would compete with our products and product candidates;

●	failure of any of our products or product candidates to achieve commercial success;

●	general and industry-specific economic conditions that may affect research and development expenditures;

●	future sales of our common stock; and

●	changes in the structure of health care payment systems resulting from proposed healthcare legislation or otherwise.

Moreover, stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock.

Our stock price is subject to fluctuation, which may cause an investment in our stock to suffer a decline in value.

The market price of our common stock may fluctuate significantly in response to factors that are beyond our control. The stock market in general has recently experienced extreme price and volume fluctuations. The market prices of securities of pharmaceutical and biotechnology companies have been extremely volatile, and have experienced fluctuations that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could result in extreme fluctuations in the price of our common stock, which could cause a decline in the value of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our financial condition, results of operations and reputation.

Risks Related to Product Development

We may invest a significant portion of our efforts and financial resources in the development of our product candidates and there is no guarantee we will obtain requisite regulatory approvals or otherwise timely bring these product candidates to market.

In December 2010, we entered into a joint venture agreement with SEEK, a United Kingdom drug discovery group, to form a joint venture to develop and obtain regulatory approval in both Europe and the United States for BC 1036, an antitussive cough suppressant pharmaceutical product utilizing Theobromine as an active ingredient. Upon execution of the joint venture agreement, we contributed approximately $1.5 million to the joint venture, representing approximately 50% of the aggregate capital initially contributed by all of the joint venture’s shareholders, in consideration for an equity interest representing 50% of the total voting power and approximately 46% of the total economic power in the entity. We expect to contribute additional capital to the extent the entity proceeds with its attempts to obtain regulatory approval in the United States and Europe. Additionally, we granted an exclusive license to all of our Theobromine intellectual property to a subsidiary of the joint venture, including United States Patent No. 6,348,470. On March 24, 2011, we announced the appointment of JP Morgan Cassenove as financial advisor in connection with an auction of the Theobromine assets of the joint venture. The auction will be for the global commercialization rights (excluding Korea) of Theobromine. Pivotal phase III trials for Theobromine (BC1036) are scheduled to begin in the European market in the second half of 2011, and a regulatory filing is expected in 2012. We are in ongoing discussions with FDA to determine the clinical trial program and regulatory requirements in the U.S. In addition, Pernix has the exclusive pediatric promotion rights in the U.S. to the extent we fund the development and clinical trial program for such Theobromine products. We continue to explore all strategic alternatives available with respect to the Theobromine assets, and continue to fund the development of these product candidates through our joint venture with SEEK. Our decision to sell or otherwise transfer the Theobromine assets in an auction will depend on the terms of any offers we may receive. We make no guarantee that we will receive any offers in an auction of these assets, or that such offers will be made on terms acceptable to us.

While some of our partners in the joint venture have experience in obtaining European regulatory approval, we do not have experience with that process, nor do we or our joint venture partners have any experience in obtaining regulatory approval in the United States.

Our ability to bring BC 1036 to market in the United States depends on a number of factors including:

●	successful completion of pre-clinical laboratory and animal testing;

●	an investigational new drug application or IND application, becoming effective, which must occur before human clinical trials may commence;

●	successful completion of clinical trials;

●	receipt of marketing approvals from the FDA;

●	establishing commercial manufacturing arrangements with third party manufacturers;

●	launching commercial sales of the product;

●	acceptance of the product by patients, the medical community and third party payors;

●	competition from other therapies;

●	achieving and maintaining compliance with all regulatory requirements applicable to the product; and

●	a continued acceptable safety profile of the product following approval.

There are no guarantees that we will be successful in completing these tasks. If we are not successful in commercializing BC 1036 (or any other product candidate we may seek to develop), or are significantly delayed in doing so, our business will be harmed, possibly materially.

If our clinical trials do not demonstrate safety and efficacy in humans, we may experience delays, incur additional costs and ultimately be unable to commercialize our product candidates.

Before obtaining regulatory approval for the sale of some of our product candidates, we must conduct, at our own expense, extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. In the United States, we must demonstrate with substantial evidence gathered in well-controlled studies, and to the satisfaction of the FDA, that each product candidate is safe and effective for use in the target indication. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. The outcome of early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Even if early phase clinical trials are successful, it is necessary to conduct additional clinical trials in larger numbers of patients taking the drug for longer periods before seeking approval from the FDA to market and sell a drug in the United States. Clinical data is often susceptible to varying interpretations, and companies that have believed their products performed satisfactorily in clinical trials have nonetheless failed to obtain FDA approval for their products. Similarly, even if clinical trials of a product candidate are successful in one indication, clinical trials of that product candidate for other indications may be unsuccessful. A failure of one or more of our clinical trials can occur at any stage of testing.

Failures or delays in the commencement or completion of our clinical trials could result in increased costs to us and delay or limit our ability to generate revenues.

We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent our ability to receive regulatory approval or commercialize our product candidates. Commencement or completion of clinical trials can be delayed or prevented for a number of reasons, including:

●	FDA or institutional review boards may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	difficulty complying with conditions imposed by a regulatory authority regarding the scope or term of a clinical trial;

●
delays in reaching or failure to reach agreement on acceptable terms with prospective clinical research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●
our clinical trials may produce negative or inconclusive results, and we may decide, or FDA or analogous foreign governmental entities may require us, to conduct additional clinical trials or we may abandon projects that we expect to be promising;

●
the number of patients required for our clinical trials may be larger than we anticipate, enrollment in our clinical trials may be slower than we anticipate, or participants may drop out of our clinical trials at a higher rate than we anticipate;

●	our third party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

●	we might have to suspend or terminate our clinical trials if the participants are being exposed to unacceptable health risks;

●	regulators or institutional review boards may require that we hold, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

●	the cost of our clinical trials may be greater than we anticipate;

●	the supply or quality of our product candidates or other materials necessary to conduct our clinical trials may be insufficient or inadequate; and

●	the effects of our product candidates may not be the desired effects or may include undesirable side effects or the product candidates may have other unexpected characteristics.

If we are required to conduct additional clinical trials or other testing of our product candidates in addition to those that we currently contemplate, if we are unable to successfully complete our clinical trials or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval for one or more of our product candidates;

●	not be able to obtain marketing approval; or

●	obtain approval for indications that are not as broad as intended.

Our product development costs also will increase if we experience delays in testing or approvals. Significant clinical trial delays also could shorten the patent protection period during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to commercialize our products or product candidates. In addition, failure to conduct the clinical trial in accordance with regulatory requirements or the trial protocols may also result in the ineligibility to use the data to support market approval.

Risks Related to Regulatory Matters

Some of our specialty pharmaceutical products are now being marketed without FDA approvals.

Even though the FDCA requires pre-marketing approval of all new drugs, as a matter of history and regulatory policy, the FDA has historically refrained from taking enforcement action against some marketed, unapproved new drugs. Specifically, some marketed prescription and nonprescription drugs are not the subject of an approved marketing application because they are thought to be identical, related, or similar to historically-marketed products, which were thought not to require pre-market review and approval, or which were approved only on the basis of safety, at the time they entered the marketplace. When enacted in 1938, the FDCA required proof of safety but not efficacy for new drugs. Between 1938 and 1962, if a drug obtained approval, FDA considered drugs that were identical, related, or similar to the approved drug to be covered by that approval, and allowed those drugs to be marketed without independent approval, In 1962, Congress amended the FDCA to require that a new drug be proven effective, as well as safe, to obtain FDA approval. FDA established the Drug Efficacy Study Implementation, or DESI, program, which was established to determine the effectiveness of drug products approved before 1962. Drugs that were not subject to applications approved between 1938 and 1962 were not subject to DESI review. For a period of time, the FDA permitted these drugs to remain on the market without approval. In 1984, the FDA created a program, known as the Prescription Drug Wrap-Up, also known as DESI II, to address the remaining unapproved drugs. Most of these drugs contain active pharmaceutical ingredients that were first marketed prior to 1938. The FDA asserts that all drugs subject to the Prescription Drug Wrap-Up are on the market illegally and are subject to FDA enforcement discretion because all prescription drugs must be the subject of an approved drug application.

There are a few narrow exceptions. Under the 1938 grandfather clause, a drug product that was on the market prior to the passage of the FDCA in 1938 and which contains in its labeling the same representations concerning the conditions of use as it did prior to passage of the FDCA was not considered a “new drug” and therefore was exempt from the requirement of having an approved NDA. The 1962 grandfather clause exempts a drug from the effectiveness requirements if its composition and labeling has not changed since 1962 and if, on the day before the 1962 Amendments became effective, it was (a) used or sold commercially in the United States, (b) not a new drug as defined by the FDCA at that time, and (c) not covered by an effective application. The FDA and the courts have interpreted these two grandfather clauses very narrowly. FDA believes that there are very few drugs on the market that are actually entitled to grandfather status because the drugs currently on the market likely differ from the previous versions in some respect, such as formulation, dosage or strength, dosage form, route of administration, indications, or intended patient population. It is a company’s burden to prove that its product is grandfathered.

The FDA has adopted a risk-based enforcement policy concerning these unapproved drugs. While all such drugs are considered to require FDA approval, FDA enforcement against such products as unapproved new drugs prioritizes products that pose potential safety risks, lack evidence of effectiveness, prevent patients from seeking effective therapies or are marketed fraudulently. In addition, the FDA has indicated that approval of an NDA for one drug within a class of drugs marketed without FDA approval may also trigger agency enforcement of the new drug requirements against all other drugs within that class that have not been so approved.

Some of our specialty pharmaceutical products are marketed in the United States without an FDA-approved marketing application because they have been considered by us to be identical, related or similar to products that have existed in the market without an NDA or ANDA. These products are marketed subject to the FDA’s regulatory discretion and enforcement policies, and it is possible that the FDA could disagree with our determination that one or more of these products is identical, related or similar to products that have existed in the marketplace without an NDA or ANDA. On March 3, 2011, the FDA announced its intent to remove certain unapproved prescription cough, cold, and allergy products from the U.S. market and named products from both the Aldex and Brovex product families. FDA provided three dates for the cessation of manufacturing, shipping or other introduction or delivery into commerce – March 3, 2011 for drugs not listed with FDA under Section 510 of the FDCA, June 1, 2011 for cessation of manufacturing of listed drugs and August 31, 2011 for cessation of shipping of listed drugs covered by the notice. Manufacturing or shipping of the drug products covered by the notice can result in enforcement action, including seizure, injunction, or other judicial or administrative proceedings. The time periods will not be extended for those who have submitted but not yet received approval of an NDA or ANDA application for a drug product covered by the notice. The Company has converted the ALDEX and BROVEX product families to OTC monograph from Drug Efficacy Study Implementation (DESI) drugs over the past two cold seasons. The Company believes it has and can continue to appropriately market these lines as OTC monograph products. If the FDA were to disagree with our determination, it could require the removal of our unapproved products from the market, which would significantly reduce our gross sales.

The Company’s authorized generic products added through the acquisition of Macoven that are OTC monograph products are not expected to be affected by the FDA announcement. Certain Macoven generic products that are not currently marketed as OTC monograph are in the process of being converted, and we do not expect any suspension, delay or interruption in our sales of these products.  Our remaining generic DESI cough and cold products that are not being converted to OTC monograph were already planned to be phased out and are not expected to have a material impact on the results of operations or financial condition of the Company.  If the FDA were to disagree with our determination, it could ask or require the removal of our unapproved products from the market, which would significantly reduce our gross sales.

In addition, if the FDA issues an approved NDA for one of the drug products within the class of drugs that includes one or more of our unapproved products or completes the efficacy review for that drug product, it may require us to also file an NDA or ANDA application for its unapproved products in that class of drugs in order to continue marketing them in the United States. While the FDA generally provides sponsors with a one-year grace period during which time they are permitted to continue selling the unapproved drug, it is not statutorily required to do so and could ask or require that the unapproved products be removed from the market immediately. In addition, the time it takes us to complete the necessary clinical trials and submit an NDA or ANDA to the FDA may exceed any applicable grace period, which would result in an interruption of sales of such unapproved products. If the FDA asks or requires that the unapproved products be removed from the market, our financial condition and results of operations would be materially and adversely affected.

The inclusion of our ALDEX and BROVEX lines in the FDA’s announcement on March 3, 2011 regarding the removal of certain products from market may damage the reputation of these brands.  Additionally, our conversion of these and other products to OTC monograph standards may adversely affect the sales and/or marketability of these products.

As previously stated, on March 3, 2011, the FDA announced its intention to remove certain unapproved prescription cough, cold, and allergy products from the U.S. market and named products from both the ALDEX and BROVEX product families. The Company has discontinued certain of and converted the remainder of the named ALDEX and BROVEX products to OTC monograph from Drug Efficacy Study Implementation (DESI) drugs over the past two cold seasons, and believes it has and can continue to appropriately market these lines as OTC monograph products. However, the inclusion of these products in the FDA’s March 3, 2011 announcement may cause harm to the reputation of these products.  Additionally, the conversion to OTC monograph standards often requires changes to labeling and dosage requirements, among other things.  Any such changes may adversely affect the sales and/or marketability of our converted products.

If the FDA disagrees with our determination that several of our products meet the over-the-counter requirements, those products may be removed from the market.

Drugs must meet all of the general conditions for OTC drugs and all of the conditions contained in an applicable final monograph to be considered generally recognized as safe and effective (GRAS/GRAE) and to be marketed without FDA approval of a marketing application. The general conditions include, among other things, compliance with cGMP, establishment registration and labeling requirements. Any product which fails to conform to each of the general conditions and a monograph is liable to regulatory action. We believe our promoted branded cough and cold products conform to an FDA OTC monograph. However, if the FDA determines that our products do not conform to the monograph or if we fail to meet the general conditions, the products may be removed from the market and we may face actions including, but not limited to, restrictions on the marketing or distribution of such products, warning letters, fines, product seizure, or injunctions or the imposition of civil or criminal penalties. Any of these actions may materially and adversely effect our financial condition and operations.

If we are not able to obtain required regulatory approvals, we will not be able to commercialize our product candidates, and our ability to generate increased revenue will be materially impaired.

Our product candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA, the DEA and other regulatory agencies in the United States and by comparable European authorities. Failure to obtain regulatory approval for a product candidate will prevent us from commercializing the product candidate. We have not received approval from the FDA or demonstrated our ability to obtain regulatory approval for BC 1036 or any other drugs that we have developed or are developing. We have no significant experience in filing and prosecuting the applications necessary to gain regulatory approvals and expect to rely on third party contract research organizations to assist us in this process. Securing FDA approval requires the submission of extensive preclinical and clinical data and supporting information to the FDA for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing FDA approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the FDA. Our future products may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use.

The process of obtaining regulatory approvals is expensive, often takes many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved and the nature of the disease or condition to be treated. Changes in regulatory approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. The FDA has substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. Any regulatory approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

Our lack of experience in obtaining FDA approvals could delay, limit or prevent such approvals for its product candidates.

In December 2010, we entered into a joint venture agreement with SEEK, a United Kingdom drug discovery group, to form a joint venture to develop and obtain regulatory approval in both Europe and the United States for BC 1036, an antitussive cough suppressant pharmaceutical product utilizing theobromine as an active ingredient. The joint venture intends to commence a single phase III trial of BC 1036 in the second half of 2011 in order to obtain regulatory approval in Europe. With respect to United States regulatory approval, the joint venture is in ongoing discussion with the FDA to determine the clinical trial program and regulatory requirements in the United States.

While some of our partners in the joint venture have experience in obtaining European regulatory approval, we do not have experience with that process, nor do we or our joint venture partners have any experience in obtaining regulatory approval in the United States.  Our limited experience in this regard could delay or limit approval of our product candidates if we are unable to effectively manage the applicable regulatory process with either the FDA or foreign regulatory authorities. In addition, significant errors or ineffective management of the regulatory process could prevent approval of a product candidate, especially given the substantial discretion that the FDA and foreign regulatory authorities have in this process. Further, even if we obtain regulatory approval in one jurisdiction, that does not ensure regulatory approval in another jurisdiction.  However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory process in others.

Any product for which we obtain marketing approval could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data, recordkeeping, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Later discovery of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in actions such as:

●	withdrawal of the products from the market;

●	restrictions on the marketing or distribution of such products;

●	restrictions on the manufacturers or manufacturing processes;

●	warning letters;

●	refusal to approve pending applications or supplements to approved applications that we submit;

●	recalls;

●	fines;

●	suspension or withdrawal of regulatory approvals;

●	refusal to permit the import or export of our products;

●	product seizure; or

●	injunctions or the imposition of civil or criminal penalties.

In addition, the FDA strictly regulates labeling, advertising, promotion and other types of information on products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label, or for the indications specified in an applicable OTC monograph and in accordance with the monograph’s labeling requirements.  An organization that is found to have improperly promoted off label uses may be subject to significant liability by the FDA and other agencies that actively enforce laws and regulations prohibiting the promotion of off label uses. The Federal Trade Commission regulates advertising for OTC drug products and advertising for these products must be truthful, not misleading and adequately substantiated. If we are found to have promoted off-label uses, our OTC products may be deemed out of compliance with the applicable OTC monograph, we may be enjoined from such off-label promotion and become subject to significant liability, which would have an adverse effect on our reputation, business and revenues, if any.

Our sales depend on payment and reimbursement from third-party payors, and a reduction in the payment rate or reimbursement could result in decreased use or sales of our products.

Our sales of currently marketed products are, and any future sales of our product candidates will be, dependent, in part, on the availability of coverage and reimbursement from third-party payors, including government health care programs such as Medicare and Medicaid, and private insurance plans. All of our products are generally covered by managed care and private insurance plans. Generally, the status or tier within managed care formularies, which are lists of approved products developed by MCOs varies but coverage is similar to other products within the same class of drugs. For example, CEDAX is covered by private insurance plans similar to other marketed, branded cephalosporins. However, the position of CEDAX as a branded product often requiring a higher patient copayment may make it more difficult to expand the current market share for this product. In some cases, MCOs may require additional evidence that a patient had previously failed another therapy, additional paperwork or prior authorization from the MCO before approving reimbursement for CEDAX. Some Medicare Part D plans also cover some or all of our products, but the amount and level of coverage varies from plan to plan. We also participate in the Medicaid Drug Rebate program with the Centers for Medicare & Medicaid Services and submit all of our products for inclusion in this program. Coverage of our products under individual state Medicaid plans varies from state to state. Additionally, some of our products are purchased under the 340B Drug Pricing Program, which is codified as Section 340B of the Public Health Service Act. Section 340B limits the cost of covered outpatient drugs to certain federal grantees, federally qualified health center look-alikes and qualified disproportionate share hospitals.

There have been, there are and we expect there will continue to be federal and state legislative and administrative proposals that could limit the amount that government health care programs will pay to reimburse the cost of pharmaceutical and biologic products. For example, the Medicare Prescription Drug Improvement and Modernization Act of 2003, or the MMA, created a new Medicare benefit for prescription drugs. More recently, the Deficit Reduction Act of 2005 significantly reduced reimbursement for drugs under the Medicaid program. Legislative or administrative acts that reduce reimbursement for our products could adversely impact our business. In addition, private insurers, such as MCOs, may adopt their own reimbursement reductions in response to federal or state legislation. Any reduction in reimbursement for our products could materially harm our results of operations. In addition, we believe that the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of our products, which may adversely impact our product sales. Furthermore, when a new product is approved, governmental and private coverage for that product, and the amount for which that product will be reimbursed, are uncertain. We cannot predict the availability or amount of reimbursement for our product candidates, and current reimbursement policies for marketed products may change at any time.

The MMA established a voluntary prescription drug benefit, called Part D, which became effective in 2006 for all Medicare beneficiaries. We cannot be certain that our currently marketed products will continue to be, or any of our product candidates still in development will be, included in the Medicare prescription drug benefit. Even if our products are included, the private health plans that administer the Medicare drug benefit can limit the number of prescription drugs that are covered on their formularies in each therapeutic category and class. In addition, private managed care plans and other government agencies continue to seek price discounts. Because many of these same private health plans administer the Medicare drug benefit, they have the ability to influence prescription decisions for a larger segment of the population. In addition, certain states have proposed or adopted various programs under their Medicaid programs to control drug prices, including price constraints, restrictions on access to certain products and bulk purchasing of drugs.

If we succeed in bringing additional products to the market, these products may not be considered cost-effective, and reimbursement to the patient may not be available or sufficient to allow us to sell our product candidates on a competitive basis to a sufficient patient population. We may need to conduct expensive pharmacoeconomic trials in order to demonstrate the cost-effectiveness of our products and product candidates.

Our relationships with customers and payors are subject to applicable fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputation harm, and diminished profits and future earnings.

Healthcare providers, physicians and others play a primary role in the recommendation and prescription of our products. Our arrangements with third party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute our products. Applicable federal and state healthcare laws and regulations, include, but are not limited to, the following:

●
The federal healthcare anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid.

●
The Ethics in Patient Referrals Act, commonly referred to as the Stark Law, and its corresponding regulations, prohibit physicians from referring patients for designated health services reimbursed under the Medicare and Medicaid programs to entities with which the physicians or their immediate family members have a financial relationship or an ownership interest, subject to narrow regulatory exceptions.

●
The federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government.

●
The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.

●
The federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services.

●
Analogous state laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government.

Efforts to ensure that our business arrangements with third parties comply with applicable healthcare laws and regulations could be costly. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our past or present operations, including activities conducted by our sales team or agents, are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from third party payor programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Many aspects of these laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations, which increases the risk of potential violations. In addition, these laws and their interpretations are subject to change. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and damage our reputation.

The Food and Drug Administration Amendments Act of 2007 may make it more difficult and costly for us to obtain regulatory approval of our product candidates and to produce, market and distribute our existing products.

The Food and Drug Administration Amendments Act of 2007, or the FDAAA, grants a variety of new powers to the FDA, many of which are aimed at improving drug safety and assuring the safety of drug products after approval. Under the FDAAA, companies that violate the new law are subject to substantial civil monetary penalties. The new requirements and other changes that the FDAAA imposes may make it more difficult, and likely more costly, to obtain approval of new pharmaceutical products and to produce, market and distribute existing products.

We may be subject to investigations or other inquiries concerning our compliance with reporting obligations under federal healthcare program pharmaceutical pricing requirements.

Under federal healthcare programs, some state governments and private payors investigate and have filed civil actions against numerous pharmaceutical companies alleging that the reporting of prices for pharmaceutical products has resulted in false and overstated average wholesale price, which in turn may be alleged to have improperly inflated the reimbursements paid by Medicare, private insurers, state Medicaid programs, medical plans and others to healthcare providers who prescribed and administered those products or pharmacies that dispensed those products. These same payors may allege that companies do not properly report their “best prices” to the state under the Medicaid program. Suppliers of outpatient pharmaceuticals to the Medicaid program are also subject to price rebate agreements. Failure to comply with these price rebate agreements may lead to federal or state investigations, criminal or civil liability, exclusion from federal healthcare programs, contractual damages, and otherwise harm our reputation, business and prospects.

Risks Related to Employee Matters and Managing Growth

If we fail to attract and retain key personnel, or to retain our executive management team, we may be unable to successfully develop or commercialize our products.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified managerial personnel. We are highly dependent upon our executive management team. The loss of the services of any one or more of the members of our executive management team or other key personnel could delay or prevent the successful completion of some of our development and commercialization objectives.

Recruiting and retaining qualified sales and marketing personnel is critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We may encounter difficulties in managing our growth, which could disrupt our operations.

To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the inexperience of our management team in managing a company during a period of such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

Our management devotes substantial time to comply with public company regulations.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and NYSE Amex, imposes various requirements on public companies, including with respect to corporate governance practices.  Moreover, these rules and regulations increase legal and financial compliance costs and make some activities more time-consuming and costly.

In addition, the Sarbanes-Oxley Act requires, among other things, that our management maintain adequate disclosure controls and procedures and internal control over financial reporting. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and, as applicable, our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require us to incur substantial accounting and related expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, our financial reporting could be unreliable and misinformation could be disseminated to the public.

Any failure to develop or maintain effective internal control over financial reporting or difficulties encountered in implementing or improving our internal control over financial reporting could harm our operating results and prevent us from meeting our reporting obligations. Ineffective internal controls also could cause our stockholders and potential investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock. In addition, investors relying upon this misinformation could make an uninformed investment decision, and we could be subject to sanctions or investigations by the SEC, NYSE Amex or other regulatory authorities, or to stockholder class action securities litigation.

Risks Related to Our Acquisition Strategy

Our strategy of obtaining, through product acquisitions and in-licenses, rights to products and product candidates for our development pipeline and to proprietary drug delivery and formulation technologies for our life cycle management of current products may not be successful.

Part of our business strategy is to acquire rights to pharmaceutical products, pharmaceutical product candidates in the late stages of development and proprietary drug delivery and formulation technologies. Because we do not have discovery and research capabilities, the growth of our business will depend in significant part on our ability to acquire or in-license additional products, product candidates or proprietary drug delivery and formulation technologies that we believe have significant commercial potential and are consistent with our commercial objectives. However, we may be unable to license or acquire suitable products, product candidates or technologies from third parties for a number of reasons.

The licensing and acquisition of pharmaceutical products, product candidates and related technologies is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire products, product candidates and drug delivery and formulation technologies, which may mean fewer suitable acquisition opportunities for us, as well as higher acquisition prices. Many of our competitors have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

Other factors that may prevent us from licensing or otherwise acquiring suitable products, product candidates or technologies include:

●	we may be unable to license or acquire the relevant products, product candidates or technologies on terms that would allow us to make an appropriate return on investment;

●	companies that perceive us as a competitor may be unwilling to license or sell their product rights or technologies to us;

●	we may be unable to identify suitable products, product candidates or technologies within our areas of expertise; and

●	we may have inadequate cash resources or may be unable to obtain financing to acquire rights to suitable products, product candidates or technologies from third parties.

If we are unable to successfully identify and acquire rights to products, product candidates and proprietary drug delivery and formulation technologies and successfully integrate them into our operations, we may not be able to increase our revenues in future periods, which could result in significant harm to our financial condition, results of operations and prospects.

If we fail to successfully manage any acquisitions, our ability to develop our product candidates and expand our product pipeline may be harmed.

Our failure to adequately address the financial, operational or legal risks of any acquisitions or in-license arrangements could harm our business. Financial aspects of these transactions that could alter our financial position, reported operating results or stock price include:

●	use of cash resources;

●	higher than anticipated acquisition costs and expenses;

●	potentially dilutive issuances of equity securities;

●	the incurrence of debt and contingent liabilities, impairment losses or restructuring charges;

●
large write-offs and difficulties in assessing the relative percentages of in-process research and development expense that can be immediately written off as compared to the amount that must be amortized over the appropriate life of the asset; and

●	amortization expenses related to other intangible assets.

Operational risks that could harm our existing operations or prevent realization of anticipated benefits from these transactions include:

●	challenges associated with managing an increasingly diversified business;

●	disruption of our ongoing business;

●	difficulty and expense in assimilating the operations, products, technology, information systems or personnel of the acquired company;

●	diversion of management’s time and attention from other business concerns;

●	inability to maintain uniform standards, controls, procedures and policies;

●	the assumption of known and unknown liabilities of the acquired company, including intellectual property claims; and

●	subsequent loss of key personnel.

If we are unable to successfully manage our acquisitions, our ability to develop and commercialize new products and continue to expand our product pipeline may be limited.

Risks Related to the Offering

Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock in the foreseeable future.

We made distributions of approximately $121,000 in 2010 to cover certain 2009 state tax obligations of the shareholders when we were an S-corporation. We did not make any other distributions for the year ended December 31, 2010. While we have the ability to pay dividends from an earnings standpoint, we are currently investing in our promoted product lines and product candidates and do not anticipate paying dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.  Investors seeking cash dividends should not purchase our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), both as amended.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.  When used herein, the words “anticipates,” “expects,” “believes,” “goals,” “intends,” “plans” or “projects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to significant risks, uncertainties and other factors that may cause our actual results to differ materially from the expectations, beliefs and estimates expressed or implied in those forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, no assurance can be given that these assumptions will prove correct or even approximately correct.

For a detailed description of risks, see “Risk Factors” beginning on page S-7 of this prospectus supplement as well as those described in the accompanying prospectus and Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC, which is incorporated in this prospectus supplement by reference. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in the above paragraph and the “Risk Factors” section herein, in the accompanying prospectus, and in our reports filed with the SEC and incorporated herein by reference. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We estimate the net proceeds from the sale of common stock by us in this offering will be approximately $19.4 million, after deducting underwriting discounts and commissions and offering expenses payable by us. We intend to use the net proceeds from this offering to fund future acquisitions and for other general corporate purposes. We have no agreements or commitments with respect to any acquisitions at this time.

Pending application of the proceeds, we will temporarily invest the proceeds in short-to medium-term, investment grade, interest bearing securities, certificates of deposit, or direct or guaranteed obligations of the U.S. government securities.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in the offering.

PRICE RANGE OF COMMON STOCK

The following table sets forth the high and low intraday sale prices for our common stock as reported by the NYSE Amex for the periods indicated:

Year Ended December 31, 2011	High	Low
First Quarter	$12.20	$6.05
Second Quarter	$13.23	$7.85
Third Quarter (through July 20, 2011)	$9.33	$8.50

Year Ended December 31, 2010
First Quarter	$5.75	$1.59
Second Quarter	$4.52	$3.39
Third Quarter	$3.88	$2.60
Fourth Quarter	$6.75	$3.14

Year Ended December 31, 2009
First Quarter	$1.36	$0.85
Second Quarter	$1.49	$1.03
Third Quarter	$1.85	$1.21
Fourth Quarter	$2.87	$1.68

On July 20, 2011, the last reported sale price of our common stock on the NYSE Amex was $9.00.

DIVIDEND POLICY

We made distributions of approximately $121,000 in 2010 to cover certain 2009 state tax obligations of the shareholders when the Company was an S-corporation. We did not make any other distributions for the year ended December 31, 2010. While Pernix has the ability to pay dividends from an earnings standpoint, we are currently investing in our promoted product lines and product candidates and do not anticipate paying dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

SELLING STOCKHOLDERS

The following table sets forth certain information as of June 30, 2011, regarding the beneficial ownership of common stock by the selling stockholders and the shares being offered by the selling stockholders pursuant to this prospectus supplement. Information with respect to beneficial ownership is based on information obtained from the selling stockholders.

	Shares Beneficially Owned Before Offering(2)		Shares Being Offered	Shares Beneficially Owned After Offering(2)
Name and Address of Beneficial Owner	Number	Percent		Number	Percent
Cooper C. Collins(1)	9,405,000	41.42%	498,429	8,906,571	34.65%
James E. Smith, Jr.(1)	5,284,284	23.26%	280,047	5,004,237	19.47%
Emily E. Bonner Deville(1)	2,090,000	9.20%	110,762	1,979,238	7.70%
Brandon R. Belanger(1)	2,090,000	9.20%	110,762	1,979,238	7.70%
Total	18,869,284	83.10%	1,000,000	17,869,284	69.51%

(1)	This person can be reached at 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380.
(2)
For the purpose of calculating the percentage of shares beneficially owned by any shareholder, this table lists applicable percentage ownership prior to the offering based on 22,705,730 shares outstanding as of June 30, 2011 and applicable percentage ownership after the offering based on 25,705,730 shares outstanding upon the completion of the offering, which gives effect to the issuance and sale of 3,000,000 shares offered by us in this offering.

For additional information about the selling stockholders, please see the section entitled “Selling Stockholders” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of certain material United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. This summary is limited to non-U.S. holders that purchase our common stock issued pursuant to this offering and deals only with such common stock that is held as a capital asset by such a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

●	an individual citizen or resident of the United States;

●
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code”, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including, without limitation, if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). A change in law could alter significantly the tax considerations that we describe in this summary.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Distributions on our common stock will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your adjusted basis in our common stock, but not below zero, and then will be treated as gain from the sale of the stock as discussed below under “—Gain on Disposition of Common Stock.”

Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder), are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied, including completing and providing us with Internal Revenue Service Form W-8ECI. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Any gain realized on the sale or other taxable disposition of our common stock generally will not be subject to United States federal income tax unless:

●
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

●
we are or have been a “United States real property holding corporation” for United States federal income tax purposes (a “USRPHC”) at any time within the shorter of the five-year period preceding such disposition and the period during which the non-U.S. holder held our common stock.

An individual non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as United States real property interests only if you actually or constructively hold more than 5% of such regularly traded common stock.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax or exchange of information treaty.

A non-U.S. holder will be subject to backup withholding (currently at a rate of 28%) for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

Foreign Account Tax Compliance

Recently enacted legislation generally imposes a withholding tax of 30% on dividends and the gross proceeds of a disposition of common stock paid to a foreign financial institution, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding certain United States account holders of such institution (which would include certain account holders that are foreign entities with United States owners). The legislation also generally imposes a withholding tax of 30% on dividend income and the gross proceeds of a disposition of common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with certain certification or information relating to United States ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. These rules generally would apply to payments made after December 31, 2012. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of this legislation with respect to an investment in the common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us and the selling stockholders the aggregate number of shares of common stock set forth opposite their respective names:

Underwriter	Number of Shares
Stifel, Nicolaus & Company, Incorporated	3,000,000
Needham & Company, LLC	800,000
Duncan-Williams, Inc.	200,000

Total	4,000,000

Stifel, Nicolaus & Company, Incorporated is the sole book-running manager and Needham & Company, LLC and Duncan-Williams, Inc. are co-managers.

Of the shares to be purchased by the underwriters, 3,000,000 shares will be purchased from us and 1,000,000 shares will be purchased from the selling stockholders.

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits them to purchase and pay for all of the shares of common stock listed above if any are purchased.

Stifel, Nicolaus & Company, Incorporated expects to deliver the shares of common stock to purchasers on or about July 27, 2011.

Commissions and Discounts

The underwriters have advised us that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering, the public offering price may be changed by the underwriters. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discounts and commissions payable to the underwriter by us and the selling stockholders, the proceeds, before expenses, to us and the selling stockholders.

	Per Share	Total
Public offering price	$7.00	$28,000,000
Underwriting discounts and commissions paid by us	$0.42	$1,260,000
Underwriting discounts and commissions paid by the selling stockholders	$0.42	$420,000
Proceeds to us, before expenses	$6.58	$19,740,000
Proceeds to selling stockholders, before expenses	$6.58	$6,580,000

We estimate expenses payable by us in connection with the offering of common stock, other than the underwriting discounts and commissions referred to above, will be approximately $350,000, which includes $225,000 that we have agreed to reimburse the underwriters for fees and expenses incurred by them in connection with the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8.0% of the aggregate offering price of the securities offered pursuant to this prospectus supplement.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. We and the selling stockholders have also agreed to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Arrangements

Subject to certain limited exceptions, the underwriters will require all of our directors and executive officers and the selling stockholders to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock except for the shares of common stock offered in this offering without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 180 days after the date of this prospectus supplement. These restrictions do not apply to transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift or to a family member or a trust for the benefit of such person or family member, provided that any such recipient agrees to be bound by the terms of the restrictions described in this paragraph.

We have agreed that for a period of 180 days after the date of this prospectus supplement, we will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated, offer, sell or otherwise dispose of any shares of common stock, except for the shares of common stock offered in this offering, the shares of common stock issuable upon exercise of outstanding options on the date of this prospectus supplement and shares issuable pursuant to commercial agreements existing as of the date of this prospectus supplement.

Stifel, Nicolaus & Company, Incorporated may, in its sole discretion and at any time or from time to time before the termination of the 180-day period, without notice, release all or any portion of the securities subject to lock-up agreements.

In addition to the 180-day restricted period described above, we entered into separate Amended and Restated Merger Partner Stockholder Agreements with certain of our officers and directors in connection with the filing of the registration statement to which this prospectus supplement forms a part.   Pursuant to the terms of each agreement, each of these individuals is permitted to freely transfer up to fifteen percent of his or her shares upon effectiveness of the registration statement to which this prospectus supplement forms a part. On each of the first and second anniversaries after the effective date, each of these individuals may freely transfer an additional fifteen percent of his or her shares, with the remaining shares held by these individuals becoming freely transferable on the third anniversary of effectiveness.

NYSE Amex Listing

Our common stock is listed on the NYSE Amex under the symbol “PTX.”

Price Stabilization, Short Positions and Syndicate Covering Transactions

The underwriters have informed us that they will not engage in over-allotment, stabilizing or syndicate covering transactions in connection with this offering.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Affiliations

In the future, the underwriters and their affiliates may provide various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees.  In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., New Orleans, Louisiana, and McGuireWoods LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pernix Therapeutics Holdings, Inc. and subsidiaries for the two fiscal years ended December 31, 2010 and December 31, 2009 have been incorporated by reference herein and in the registration statement to which this prospectus supplement forms a part in reliance upon the reports of Cherry, Bekaert & Holland, L.L.P., which is an independent registered public accounting firm, as stated in their report dated March 29, 2011, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Pernix Therapeutics Holdings, Inc. for the fiscal year ended December 31, 2010 have been so incorporated in reliance on the report of Cherry, Bekaert & Holland, L.L.P., an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at  http://www.sec.gov . You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

●	Our definitive Proxy Statement on Schedule 14A filed in connection with the 2011 Annual Meeting of Stockholders.

●	Our Current Reports on Form 8-K, as filed with the SEC on January 20, 2011, March 16, 2011, May 31, 2011 and June 24, 2011.

●	The description of our common stock contained in Form 8-A filed with the SEC on February 7, 1997, as amended by that certain Form 8-A filed with the SEC on March 15, 2010.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

Pernix Therapeutics Holdings, Inc.
10003 Woodloch Forest Drive
The Woodlands, Texas 77380
(832) 934-1825

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Prospectus

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

2,000,000
Shares of Common Stock
Offered by the Selling Stockholders

From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock, preferred stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. In addition, the selling stockholders may offer and sell, from time to time, up to an aggregate of 2,000,000 shares of common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Each time we or the selling stockholders offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities offered by this prospectus may be sold directly by us or the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the NYSE Amex under the symbol “PTX.” On May 27, 2011, the last reported sale price of our common stock on the NYSE Amex was $10.16. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE Amex or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2011.

TERMS USED IN THIS PROSPECTUS

In this prospectus, “Pernix,” the “Company,” “we,” “our” and “us” refer to Pernix Therapeutics Holdings, Inc. and its subsidiaries, unless otherwise indicated.

MARKET, RANKING AND INDUSTRY DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on our estimates formulated from our management’s knowledge of and experience in the markets in which we operate and information obtained from our internal surveys, market research, publicly available information and industry publications. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the imprecise methods by which we and others accumulated some of the data or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $75,000,000. The selling stockholders may, from time to time, use this prospectus to sell in one or more offerings an aggregate of up to 2,000,000 shares of our common stock. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  Our common stock is listed on NYSE Amex.  You may also inspect the information we file with the SEC at the offices of the NYSE Amex which is located at 20 Broad Street, New York, New York 10005.  The information we file with the SEC and other information about us also is available on our website at http://www.pernixtx.com.  However, the information on our website is not a part of this prospectus.

We are incorporating by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934, as amended, and is not incorporated in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2010;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

●	our Current Reports on Form 8-K filed with the SEC on January 20, 2011, March 16, 2011 and May 31, 2011;

●	the description of our capital stock contained in Form 8-A filed with the SEC on February 7, 1997, as amended by that certain Form 8-A filed with the SEC on March 15, 2010; and

●	our definitive proxy statement on Schedule 14A relating to our 2011 Annual Meeting of Stockholders.

The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and may supersede information in this prospectus and information previously filed with the SEC.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such requests may be directed to Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380 or call (832) 934-1825.

Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request .  You may review these filings, at no cost, over the Internet at our website at http://www.pernixtx.com, or request a copy of these filings by writing or calling us as follows:

Tracy S. Clifford
Chief Financial Officer
10003 Woodloch Forest Drive
The Woodlands, Texas, 77380
(832) 934-1825

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), both as amended.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.  When used herein, the words “anticipates,” “expects,” “believes,” “goals,” “intends,” “plans” or “projects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to significant risks, uncertainties and other factors that may cause our actual results to differ materially from the expectations, beliefs and estimates expressed or implied in those forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, no assurance can be given that these assumptions will prove correct or even approximately correct.

For a detailed description of risks, see “Risk Factors” beginning on page 4 herein as well as those described in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC, which is incorporated in this prospectus by reference. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph and the “Risk factors” section herein and in our reports filed with the SEC and incorporated herein by reference. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading “Risk Factors” in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Pernix,” “we,” “us,” “our,” the “Company” or similar references refer to Pernix Therapeutics Holdings, Inc. and its subsidiaries; the term “securities” refers collectively to our common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing securities; the term “selling stockholders” refers to certain of our stockholders who may sell their securities under this prospectus and who will be named in a prospectus supplement.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Our Company

Pernix Therapeutics Holdings, Inc., or Pernix, is a specialty pharmaceutical company focused on the sales, marketing and development of branded and generic pharmaceutical products primarily for the pediatric market. The Company’s pediatric products, designed to improve the health and well-being of children, are focused in the specific areas of (i) allergy, (ii) upper respiratory, including nasal and chest congestion and cough and (iii) dermatology, including head lice, poison ivy and contact dermatitis. We promote our products through our sales and marketing organization with approximately 55 sales representatives, primarily in highly populated states, targeting pediatric and high-prescribing physicians that are in the top decile of physicians that prescribe our products. Our current operating plan focuses on maximizing sales of our existing product portfolio. In addition, we plan to accelerate growth by launching new products, line extensions, new formulations and by acquiring and licensing approved products.

As of May 27, 2011, our principal promoted product families include: ALDEX, BROVEX, CEDAX, PEDIATEX and ZEMA-PAK. In addition, we have acquired co-promotion rights to NATROBA, which received FDA approval for the treatment of head lice in January 2011. We have also entered into a joint venture for the development of Theobromine, a first-in-class treatment for cough which we plan to develop for both the prescription and over-the counter, or OTC, markets. In addition, the Company develops and launches generic and authorized generic products through Macoven Pharmaceuticals, LLC, or Macoven, its wholly owned subsidiary. Pernix was founded in 1999, is headquartered in The Woodlands, Texas and employs approximately 80 people.

Our principal executive offices are located at 10003 Woodloch Forest Drive, The Woodlands, Texas, 77380, and our telephone number is (832) 934-1825. Our corporate website address is www.pernixtx.com. Our current and future annual reports on Form 10-K, future quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the investor relations section of our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC. Our common stock trades on the NYSE Amex under the symbol “PTX.”

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●	preferences over other classes of our securities, if any;

●	restrictive covenants, if any;

●	voting or other rights, if any;

●
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time in one or more series. In our charter, we have classified Series B Junior Participating Stock and have set forth the preferences, voting powers, restrictions and other terms and conditions relating to such preferred stock. We do not intend to sell shares of our Series B Junior Participating Stock under this prospectus. Our board of directors may classify any additional series of preferred stock and determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and other terms and conditions of such series. Convertible preferred stock may be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and other terms and conditions of such series in the articles supplementary relating to that series. We may file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any articles supplementary that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete articles supplementary that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may issue, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

SELLING STOCKHOLDERS

We are registering the sale of 2,000,000 shares of our common stock on behalf of the selling stockholders.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The following table sets forth the number and percentage of our shares of common stock owned by the selling stockholders, the amount available to be offered, and the number and percentage of our shares of common stock that will be owned assuming the sale of all the shares offered hereby:

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)	Number of Shares of Common Stock to be Sold	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering(1)

Cooper C. Collins	9,405,000	41.42%	927,077	8,447,923	37.34%
James E. Smith, Jr.	5,284,284	23.27%	520,887	4,763,397	20.98%
Emily E. Bonner Deville	2,090,000	9.21%	206,018	1,883,982	8.30%
Brandon R. Belanger	2,090,000	9.21%	206,018	1,883,982	8.30%
Jan H. Loeb	516,883	2.28%	140,000	376,883	1.66%
Total	19,386,167	85.39%	2,000,000	17,386,167	76.58%

(1)	Calculated on the basis of 22,704,063 shares of common stock, which is the number of shares of our common stock outstanding on May 26, 2011.

Cooper C. Collins joined Pernix in 2003. He was appointed a director of Pernix in January 2007, Pernix’s President in December 2007, and Pernix’s Chief Executive Officer in June 2008.  James E. Smith, Jr. served as Chairman of the board of Pernix from June 2008 until March 9, 2010 and became a director of Pernix on March 9, 2010, following the merger between Pernix and Golf Trust of America, Inc.  Mr. Smith currently serves as the Chairman of Pernix’s Compensation Committee and as a member of Pernix’s Nominating Committee. Mr. Belanger is employed as our Western United States Director of Sales.  Ms. Bonner Deville is employed as our Vice President of Sales and Marketing. Jan H. Loeb served as a director of Golf Trust of America, Inc. since November 17, 2006 and Chariman of the audit comittee since October 10, 2007. Mr. Loeb became a director of Pernix following the merger between Pernix and Golf Trust of America, Inc. on March 9 2010. Mr. Loeb continues to serve as Chairman of the audit committee, and also serves on Pernix's nominating and compensation committees.

Effective March 9, 2010, Pernix entered into a merger transaction with Golf Trust of America, Inc.  Each of the selling stockholders were stockholders of Pernix prior to the merger.  At the closing of the merger and after giving effect to a two-to-one reverse split, Mr. Collins received 9,405,000 shares of the combined company’s common stock, Mr. Smith received 5,225,000 shares, Ms. Bonner-Deville received 2,090,000 shares and Mr. Balanger received 2,090,000 shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the following information, together with the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 30, 2011, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to this Offering

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The trading prices of the securities of pharmaceutical companies have been highly volatile. Accordingly, the market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, including: price and volume fluctuations in the overall stock market; market conditions or trends in our industry or the economy as a whole; changes in operating performance and stock market valuations of other pharmaceutical companies generally, or those that sell products similar to Pernix’s products in particular; the regulatory environment of the Food and Drug Administration; the seasonal nature of the demand for our products; the timing of revenue recognition on sales arrangements, which may include multiple deliverables, the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock; the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC and announcements relating to product development, litigation and intellectual property impacting us or our business; the sustainability of an active trading market for our common stock; future sales of our common stock by our executive officers, directors and significant stockholders; announcements of mergers or acquisition transactions; our inclusion or deletion from certain stock indices; announcements of technical innovations, new products or design wins by our competitors or customers; announcements of changes in our senior management; other events or factors, including those resulting from war, incidents of terrorism, natural disasters or responses to these events; and changes in accounting principles.

Additionally, the price of our securities may continue to fluctuate greatly in the future due to factors that are non-company specific, such as the decline in the United States and/or international economies, or due to a variety of company specific factors, including quarter to quarter variations in our operating results, shortfalls in revenue, gross margin or earnings from levels predicated by security analysts and the other factors discussed or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. Further, if the market for pharmaceutical stocks or the stock market in general experiences continued or greater loss of investor confidence, the trading price of our securities could decline for reasons unrelated to our business, operating results or financial condition. The trading prices of our securities might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Each of these factors, among others, could have a material adverse effect on your investment in our securities and could result in your being unable to resell the securities that you purchase at a price equal to or above the price you paid.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. We will not receive any of the proceeds from the sale of shares by any selling stockholders. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You will not have the opportunity to influence our decisions on how to use such proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges or ratio of fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will, to the extent required, each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt or preference equity securities in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. We will not receive any of the proceeds from the sale of shares by any selling stockholders. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We and the selling stockholders may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we or the selling stockholders offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We and the selling stockholders may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

We and the selling stockholders may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we and the selling stockholders will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

We and the selling stockholders may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we or the selling stockholders must pay for solicitation of these contracts.

We and the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE Amex may engage in passive market making transactions in the common stock on the NYSE Amex in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000,000 shares have been designated Series B Junior Participating Stock. As of May 27 2011, there were 22,704,063 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our charter and amended and restated bylaws and the applicable provisions of the Maryland General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our charter, amended and restated bylaws and the Maryland General Corporation Law. For information on how to obtain copies of our charter and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. Our charter and amended and restated bylaws do not provide for cumulative voting rights. Because of this, subject to the voting rights of any outstanding shares of preferred stock, the holders of a majority of our issued and outstanding common stock entitled to vote in any election of directors can elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. The terms of our common stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series B Junior Participating Stock and holders of shares of any other series of our preferred stock that we may classify and issue in the future.

Preferred Stock

Pursuant to our charter, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE Amex rules), to (1) issue up to 1,000,000 shares of Series B Junior Participating Stock, and (2) designate and issue up to 9,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions of the shares of each such series, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding or above the amount authorized in our charter.  These rights, powers, restrictions and limitations could rank senior to and adversely impact holders of our common stock and other series of preferred stock, and may provide the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other series of preferred stock.  For example, each share of our Series B Junior Participating Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the holders of the common stock. There are currently no shares of Series B Junior Participating Stock outstanding.

Additionally, we may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other terms and conditions of other series of preferred stock in the articles supplementary relating to that series. We may file as an exhibit to the registration statement of which this prospectus is a part, or may incorporate by reference from reports that we file with the SEC, the form of any articles supplementary that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description may include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully-paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation preference and other rights that could adversely affect the voting power or other rights of the holders of our common stock and any other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws. See “Where You Can Find Additional Information” or information on how to obtain documents from us, including our charter and bylaws.

Our Board of Directors

Our amended and restated bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the Maryland General Corporate Law (the “MGCL”) nor more than 9. Our board currently has five directors. In accordance with the provisions of Section 3-804(c) of the MGCL, our charter and amended and restated bylaws, a vacancy on our board of directors, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors until a successor is elected and qualifies. However, a vacancy created by the removal of a director pursuant to the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors, will be filled by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present.  Pursuant to our amended and restated bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under the MGCL. Except as provided with respect to any other class or series of stock, including any Series B Junior Participating Stock, the holders of our common stock possess the exclusive voting power. Each share of our Series B Junior Participating Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the holders of our common stock. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders and subject to any outstanding shares of Series B Junior Participating Stock or other preferred stock, the holders of a majority of the shares of our issued and outstanding common stock have the ability to elect all of our directors.

Business Combinations

Under the MGCL, certain “business combinations” (defined in the MGCL) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  The MGCL defines an interested stockholder as any person who:

●	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation, or

●
is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the most recent transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by it.

Business combinations are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the Company.

After the five-year moratorium period described above, any business combination between the company and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, and

●
two-thirds (2/3) of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by an affiliate or associate of the interested stockholder voting together in a single voting group, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL with respect to our merger transaction with Pernix Therapeutics, Inc., which closed on March 9, 2010, and any future "business combinations" between the company and any individual who held stock in Pernix Therapeutics, Inc. immediately prior to such merger.  Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and such stockholders, unless our board later resolves to opt back into these provisions. We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

●	a person who makes or proposes to make a control share acquisition,

●	an officer of the corporation, or

●	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval in accordance with the MGCL. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.  If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver the statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value.

Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved by the stockholders at a special meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws.

Our amended and restated bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our capital stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future, and our board of directors may do so on a retroactive basis.

Subtitle 8

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide, except in vacancies created by the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors, that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and amended and restated bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships and fill vacancies, subject to the limitations set forth in our amended and restated bylaws, and require, unless called by our president, a majority of our board of directors or a majority of our independent directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board; however, our board may elect to do so in the future without stockholder approval.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets or engage in a share exchange unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage of votes for stockholder approval of the dissolution, merger, sale of all or substantially all of the company’s assets or share exchange on the part of the company.  However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets or engage in other extraordinary actions without any vote of the corporation’s stockholders.

Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the sections of our charter relating to removal of directors, the prohibition on cumulative voting in the election of directors, the requirements for independent directors, the prohibition on preemptive rights (except as provided in the terms of any series of preferred stock), indemnification and limitation of liability of directors and officers, and amendment of the charter.  Currently, there are no provisions of our charter granting cumulative voting or preemptive rights to holders of our capital stock.

In addition, our board may, upon the vote of a majority of our board of directors acting without stockholder approval, increase (up to the maximum number authorized under our charter but unissued) or decrease (to an amount not less than the total amount then outstanding) the number of shares of stock of any class that the corporation has authority to issue.

Bylaw Amendments

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our amended and restated bylaws and to make new bylaws, provided that amendment of certain provisions in our amended and restated bylaws requires the affirmative vote of 80% of our entire board of directors.

Advance Notice of Director Nominations and New Business

Our amended and restated bylaws provide that:

●	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

●	pursuant to our notice of the meeting;

●	by or at the direction of our board of directors; or

●	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our amended and restated bylaws.

●
with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only pursuant to our notice of the meeting, provided that the president, a majority of the board of directors (or of the independent directors) or the secretary of the company (upon request of holders of shares entitled to cast a majority of all the votes entitled to be cast at such meeting), shall be permitted to call and propose matters to be acted on at a special meeting.

The advance notice procedures of our amended and restated bylaws generally provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the amended and restated bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we have not already done so, or if the provision in the amended and restated bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. The transfer agent and registrar’s address is 480 Washington Blvd., 29th Floor, Jersey City, NY 07310. The transfer agent and registrar for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below in this section; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. and McGuireWoods LLP.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Cherry, Bekaert & Holland, L.L.P.’s report, given on their authority as experts in accounting and auditing.

4,000,000 Shares
Common Stock

____________________________________________________________

Prospectus Supplement

July 21, 2011

____________________________________________________________

Sole Book-Running Manager
Stifel Nicolaus Weisel
____________________________________

Needham & Company, LLC	Duncan-Williams, Inc.

Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.